Exhibit 10.2
                       SPEAKING ROSES INTERNATIONAL, INC.

                                 EQUIPMENT LEASE
                                       AND
                                LICENSE AGREEMENT


     This Equipment Lease and License Agreement (the "Agreement") is made as of October _______, 2004, between Speaking Roses International, Inc. ("Speaking Roses"), and Dole Fresh Flowers, Inc., and its subsidiaries1 (collectively "Dole Fresh Flowers"), as follows:

     1.  Lease of machines

         (a) Speaking Roses will lease to Dole Fresh Flowers one or more machines capable of embossing messages or images on flowers (the "Machines").

         (b) Dole Fresh Flowers will use the Machines to emboss messages or images on flowers to be sold or distributed by Dole Fresh Flowers.

         (c)  For the  lease  of each  Machine,  Dole  Fresh  Flowers  will  pay
              Speaking Roses US$[confidential treatment applied for] per lease-year as rent, payable at the start of each lease-year. (A "lease-year" for any Machine means the one-year period starting on the date when Speaking Roses installs it at the location specified by Dole Fresh Flowers.) Rent once paid is nonrefundable.

         (d) Dole Fresh Flowers will exercise reasonable care in its possession and use of the Machines; but Speaking Roses will provide any maintenance needed to keep the Machines working properly, and will promptly repair or replace any Machines or parts of Machines not working properly. Regular daily supplies, such as ink, print plates, etc., will be the responsibility of Dole Fresh Flowers.

         (e) Dole Fresh Flowers will use as operators of the Machines only personnel who are trained to operate them. Speaking Roses will provide the initial training of such personnel, together with operating manuals for each Machine. Any additional training will be provided at a cost to Dole Fresh Flowers to be agreed on between Speaking Roses and Dole Fresh Flowers.

         (f) Speaking Roses may terminate the lease for any or all Machines under this Agreement at any time on 180 days' prior written notice to Dole Fresh Flowers. Dole Fresh Flowers may terminate the lease for any or all Machines under this Agreement at any time on 30 days' prior written notice to Speaking Roses. Upon termination of the lease for any Machine under this Agreement, Speaking Roses will remove the Machine promptly from the location where it is kept by Dole Fresh Flowers.

     2.  License

         (a) For as long as a Machine remains under lease to Dole Fresh Flowers under this Agreement, and for no longer, Speaking Roses grants to Dole Fresh Flowers a nonexclusive, nontransferable, worldwide license of the Intellectual Property (defined below) to produce, sell and distribute flowers embossed by the leased Machine; the license ending as soon as the leased Machine is not longer under
------------------------
(1) In this Agreement, a "subsidiary" of Dole Fresh Flowers means any company directly or indirectly controlled by Dole Fresh Flowers; and "control" means the power of one company to direct the policies and managgment of another whether through the ownership of stock, by contract or otherwise.
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                       SPEAKING ROSES INTERNATIONAL, INC.

              lease to Dole Fresh Flowers under this Agreement. No license of the Intellectual Property is granted, and no license should be implied, with respect to activities outside the scope of this Agreement. The license of the Intellectual Property is a license grant only, and does not include the transfer of any Intellectual Property. Dole Fresh Flowers will have no property right, ownership or interest whatsoever in any Intellectual Property other than pursuant to the license granted in this Agreement.

         (b) For the license granted in Section 2(a) above, Dole Fresh Flowers will pay Speaking Roses a royalty of US$[confidential treatment applied for] per embossed flower sold by Dole Fresh Flowers in mixed bouquets, and a royalty of US$[confidential treatment applied for] per embossed flower when sold by Dole Fresh Flowers as single stems or in rose bouquets (a rose bouquet is a bouquet that includes roses with gypsophila and/or greens only). Dole Fresh Flowers will pay the royalties due for each calendar quarter within 30 days after the end of the quarter, and will furnish with each payment of royalties a report showing the number of embossed flowers and bouquets sold in each country during the quarter and the calculation of the royalties paid. Speaking Roses has the right, for one year after any payment or payments of royalties, to audit or review the relevant books and records of Dole Fresh
              Flowers, to verify the royalties due Speaking Roses for the quarter or quarters for which the payments were made. Speaking Roses will bear the costs of such audit or review, except that if the audit or review correctly shows that the payment or payments total less than 95% of what was actually due, then Dole Fresh Flowers will pay the costs of the audit or review as well as the deficiency in royalties. If there is any dispute over any such audit or review, and Speaking Roses and Dole Fresh Flowers do not resolve it, they will pursue resolution through mediation with a mutually acceptable mediator.

         (c) In this Agreement, "Intellectual Property" means proprietary data, information, "know-how," "show-how," trade secrets, inventions and technology, whether patentable or not, owned or controlled by Speaking Roses and directed or relating to the embossing process, and to all processes, formulations and/or methods related to that process, including, without limitation, the rights described in any and all pending patent applications anywhere in the world, owned or controlled by Speaking Roses, relating to the embossing process, or to any method of manufacture, creation or use of that process, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including, without limitation, supplementary protection certificates, or the equivalent of any of the foregoing under the laws of the respective country in which Dole Fresh Flowers uses a Machine, or sells or distributes flowers embossed by a Machine.

         (d) Speaking Roses represents and warrants to Dole Fresh Flowers that the Intellectual Property:

              (i) Is owned by Speaking  Roses or, to the extent it  incorporates technology that is not owned by Speaking Roses, Speaking Roses has all necessary rights to perform its obligations under this Agreement, and no third party consent or approval is required for Speaking Roses to enter into this Agreement and to complete all transactions contemplated by it;

              (ii)Is  original  technology  and the  subject  of valid,  legally enforceable and non-infringing patents (or patent filings) in the United States; and

              (iii) Does  not and  will  not,  if used as  contemplated  by this
                  Agreement,   infringe  any  third  party's   patent  or  other
                  intellectual property or commercial rights.

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                       SPEAKING ROSES INTERNATIONAL, INC.

         (e) Speaking Roses also represents and warrants to Dole Fresh Flowers that there are no claims, actions, suits or proceedings commenced, pending or threatened against Speaking Roses that will or might in any way affect or relate to the rights and benefits granted to Dole Fresh Flowers under this Agreement, and to the best of its knowledge, Speaking Roses is not aware of any grounds existing on the date of this Agreement on which any claims, actions, suits or proceedings might be commenced against Speaking Roses with respect to Intellectual Property.

         (f) Speaking Roses will defend Dole Fresh Flowers, Inc., and its subsidiaries, and their stockholders, directors, officers, employees and agents against, and indemnify them for, any and all liabilities, damages, claims, suits, judgments, penalties, amounts paid in settlement, interest, deficiencies, costs and expense (including reasonable counsel fees and disbursements), directly or indirectly incurred, as a result of a breach of any of the representations or warranties of Speaking Roses in this Agreement.

         (g) Regardless of anything to the contrary in this Agreement, NEITHER PARTY TO THIS AGREEMENT WILL BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES, INCLUDING LOST PROFITS, REGARDLESS OF THE FORM OF ACTION OR THEORY OF RECOVERY; but the limitation on liability set forth in this
              Section 2(g) does not apply to any obligation or liability of Speaking Roses under Section 2(f) above.

     3.  Patents and claims

         (a) For as long as the license under this Agreement is in force (i.e., for as long as any Machine remains under lease to Dole Fresh Flowers under this Agreement), Dole Fresh Flowers will not directly or indirectly:

              (i) Make,  use or sell any  flowers  that have  messages or images embossed on them (other than by use of the Machines); or

              (ii)Have  control of any  person,  firm,  corporation  or business that engages in the manufacture, use or sale of any flowers that have messages or images embossed on them (other than by use of the Machines).

              (b) As used in Sections 3(a)(i) and 3(a)(ii) above, "flowers" does not include any item, or part of an item, sold for human consumption.


     4.  Notices

         Notice under this Agreement is given when faxed as follows: (i) to Speaking Roses at fax no. _______________ in the United States or such other fax number as Speaking Roses specifies by written notice faxed to Dole Fresh Flowers; and (ii) to Dole Fresh Flowers at fax no 305-925-7811 in the United States or such other fax number as Speaking Roses specifies by written notice faxed to Dole Fresh Flowers.

     5.  Governing law

         This Agreement is governed by Utah law, without regard to its choice of law provisions.
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                       SPEAKING ROSES INTERNATIONAL, INC.

     6. Whole agreement; modifications

        This Agreement contains the parties' whole greement; it can be modified only by a writing signed by both parties.


Speaking Roses International, Inc.           Dole Fresh Flowers, Inc.
                                             On behalf of itself
                                               and its subsidiaries

By:  /s/ Blaine Harris                       By: /s/ John Amaya
     ---------------------------------           -------------------------------
     Blaine Harris, President                    John Amaya
     Chief Executive Officer                     Vice President and CFO


Date: _________________, 2004                Date: ______________, 2004



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